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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-67085, 333-79269, 333-36680, 333-47026 and 333-53332) and on Form S-3 (No. 333-48698) of Digital River, Inc. of our report dated May 31, 2001 relating to the financial statements of ConnectInc.com, which appears in this Current Report on Form 8-K/A of Digital River, Inc.

/s/ PricewaterhouseCoopers LLP
San Jose, California
November 15, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS